EXHIBIT 5.1
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                                  May 25, 2007



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                      Re: Network-1 Security Solutions, Inc.
                          Post-Effective Amendment No. 1
                          on Form SB-2 to Form S-2

Gentleman:

     Reference is made to Post-Effective Amendment No. 1 on Form SB-2 to Form S-2 (the "Registration Statement") to which this letter is attached as Exhibit 5.1, filed with the Securities and Exchange Commission by Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to the resale by the selling stockholders of 10,763,441 shares of the Company's common stock, $.01 par value (the "Common Stock") and an aggregate of 3,363,750 shares of Common Stock issuable upon the exercise of certain warrants and options issued by the Company.

     We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies.

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May 25, 2007
Page 2


     Based upon the foregoing, we are of the opinion that:

     (a) the 10,763,441 shares of Common Stock owned by the selling stockholders are validly issued, fully paid and nonassessable shares of common stock, and

     (b) the 3,363,750 shares of Common Stock owned by the selling stockholders issuable upon the exercise of certain outstanding warrants and options, have been duly authorized and reserved for and when issued in accordance with the terms of each respective security will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof.


                                Very truly yours,


                                /s/ Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
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                                EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS, P.C.